Exhibit 99.1

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”) is made and entered into as of December 29, 2014, by and between Focus Universal Inc., a Nevada corporation (the “Company”) and MorePro Marketing, Inc., an Arizona corporation (the “Consultant”) (individually, a “Party”; collectively, the “Parties”).

RECITALS

WHEREAS, Consultant has certain management consulting experience pertaining to online marketing, mobile internet marketing, search engine optimization, pay per click marketing, social media marketing and related services; and

WHEREAS, the Company wishes to engage the services of the Consultant to assist the Company in providing general online marketing consulting services in these fields.

NOW, THEREFORE, in consideration of the mutual promises herein contained, the Parties hereto hereby agree as follows:

1. CONSULTING SERVICES

Attached hereto as Exhibit A and incorporated herein by this reference is a description of the services to be provided by the Consultant hereunder (the “Consulting Services”). Consultant hereby agrees to utilize its best efforts in performing the Consulting Services, however, Consultant makes no warranties, representations, or guarantees regarding any corporate strategies attempted by the Company or the eventual effectiveness of the Consulting Services.

2. TERM OF AGREEMENT

This Agreement shall be in full force and effect commencing upon the date hereof (the “Effective Date”). This Agreement has a term of 12 months beginning on the date hereof. Either Party hereto shall have the right to terminate this Agreement with 30 days notice in the event of the death, bankruptcy, insolvency, or assignment for the benefit of creditors of the other Party. Consultant shall have the right to terminate this Agreement if Company fails to comply with the terms of this Agreement, including without limitation its responsibilities for fees as set forth in this Agreement, and such failure continues un-remedied for a period of 30 calendar days after written notice to the Company by Consultant. The Company shall have the right to terminate this Agreement upon delivery to Consultant of notice setting forth with specificity facts comprising a material breach of this Agreement by Consultant. Consultant shall have 30 calendar days to remedy such breach. After 90 days, for each new service contract signed, the Company will be on a month-to-month contract and will be able to terminate with 30 days notice. There are no refunds for services rendered. This Agreement will automatically renew unless notice is provided to Consultant within 30 days of the first anniversary of the Effective Date.

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3. TIME DEVOTED BY CONSULTANT

It is anticipated that the Consultant shall spend as much time as deemed necessary by the Consultant in order to perform the obligations of Consultant hereunder. The Company understands that this amount of time may vary and that the Consultant may perform consulting services for other companies.

4. PLACE WHERE SERVICES WILL BE PERFORMED

The Consultant will perform most services in accordance with this Agreement at Consultant’s offices. In addition, the Consultant will perform services on the telephone and at such other place(s) as necessary to perform these services in accordance with this Agreement.

5. COMPENSATION TO CONSULTANT

The Consultant’s compensation for the Consulting Services shall be as set forth in Exhibit B attached hereto and incorporated herein by this reference.

6. INDEPENDENT CONTRACTOR

Both Company and the Consultant agree that the Consultant will act as an independent contractor in the performance of his duties under this Agreement. Nothing contained in this Agreement shall be construed to imply that Consultant, or any employee, agent or other authorized representative of Consultant, is a partner, joint venturer, agent, officer or employee of Company.

7. CONFIDENTIAL INFORMATION

The Consultant and the Company acknowledge that each will have access to proprietary information regarding the business operations of the other and agree to keep all such information secret and confidential and not to use or disclose any such information to any individual or organization without the non-disclosing Parties prior written consent. It is hereby agreed that from time to time Consultant and the Company may designate certain disclosed information as confidential for purposes of this Agreement.

8. INDEMNIFICATION

Each Party (the “Indemnifying Party”) agrees to indemnify, defend, and hold harmless the other Party (the “Indemnified Party”) from and against any and all claims, damages, and liabilities, including any and all expense and costs, legal or otherwise, caused by the negligent act or omission of the Indemnifying Party, its subcontractors, agents, or employees, incurred by the Indemnified Party in the investigation and defense of any claim, demand, or action arising out of the work performed under this Agreement; including breach of the Indemnifying Party of this Agreement. The Indemnifying Party shall not be liable for any claims, damages, or liabilities caused by the sole negligence of the Indemnified Party, its subcontractors, agents, or employees.

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The Indemnified Party shall notify promptly the Indemnifying Party of the existence of any claim, demand, or other matter to which the Indemnifying Party’s indemnification obligations would apply, and shall give them a reasonable opportunity to settle or defend the same at their own expense and with counsel of their own selection, provided that the Indemnified Party shall at all times also have the right to fully participate in the defense. If the Indemnifying Party, within a reasonable time after this notice, fails to take appropriate steps to settle or defend the claim, demand, or the matter, the Indemnified Party shall, upon written notice, have the right, but not the obligation, to undertake such settlement or defense and to compromise or settle the claim, demand, or other matter on behalf, for the account, and at the risk, of the Indemnifying Party.

The rights and obligations of the Parties under this paragraph shall be binding upon and inure to the benefit of any successors, assigns, and heirs of the Parties.

9. COVENANTS OF CONSULTANT

Consultant covenants and agrees with the Company that, in performing Consulting Services under this Agreement, Consultant will:

(a) Comply with all federal and state laws, rules and regulations;

(b) Not make any representations other than those authorized by the Company; and

(c) Not publish, circulate or otherwise use any material nonpublic information about the Company.

10. MISCELLANEOUS

(A) The Parties agree that the state and federal courts in the State of Arizona shall have sole and exclusive jurisdiction and venue for the resolution of all disputes arising under the terms of this Agreement and the transactions contemplated herein.

(B) In the event any Party hereto shall commence legal proceedings against the other to enforce the terms hereof, or to declare rights hereunder, as the result of a breach of any covenant or condition of this Agreement, the prevailing Party in any such proceeding shall be entitled to recover from the losing Party its costs of suit, including reasonable attorneys' fees, as may be fixed by the court.

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(C) This Agreement shall inure to the benefit of the Parties hereto, their administrators and successors in interest. This Agreement shall not be assignable by either Party hereto without the prior written consent of the other.

(D) This Agreement, together with the Exhibits referred to herein which are incorporated herein by this reference, constitutes the entire agreement between the Parties hereto with respect to the transactions contemplated hereby and supersedes all prior verbal and written agreements and understandings related thereto.

(E) This Agreement and the rights of the Parties hereunder shall be governed by and construed in accordance with the laws of the State of Arizona including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws.

(F) No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the Parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the Party making the waiver.

(G) If any provision hereof is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable. This Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance wherefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically by the Company as a part hereof a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and legal, valid and enforceable.

IN WITNESS WHEREOF, the Parties hereto have placed their signatures hereon on the day and year first above written.

CONSULTANT:	COMPANY:

MOREPRO MARKETING, INC.	FOCUS UNIVERSAL INC.

/s/ Marcella M. Moore	/s/ Desheng Wang
By: Marcella M. Moore	By: Desheng Wang
Its: President	Its: Chief Executive Officer

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EXHIBIT A

DESCRIPTION OF CONSULTING SERVICES

Consultant shall perform the following services pursuant to the terms of this Agreement:

(1)	General consulting and management consulting related to online marketing and mobile marketing including, but not limited to, the following services: pay-per-click, search engine optimization (inbound and outbound), social media marketing, web blogging, mobile advertising delivery; and/or any services similar or related to any of the foregoing;
(2)	Consultations will vary depending on reach and size of each individual client serviced by the Company. Consultant offers various packages which are individually tailored to each client to fit their marketing needs; and
(3)	Consulting the board of directors of the Company, including but not limited to assisting management in developing policies and procedures related to matters of mobile and internet marketing.

The above services will be further defined and delineated by the Company’s board of directors from time to time as necessary.

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EXHIBIT B

TERMS OF COMPENSATION

The Consultant’s compensation for Delivered Services hereunder shall be as follows

Product	Category	Price per Month per Client
Premium Writer (8000)	Other	$75

PRWeb Upgrade (5110)	Other	$50

SEO Starter - News (3012)	SEO	$550

SEO Basic - News (3022)	SEO	$850

SEO Intermediate - News (3032)	SEO	$1,350

SEO Standard (3040)	SEO	$2,150

Local Map claiming for Google, Yahoo, and Bing, plus citation building	Local SEO	$50

Custom titles and meta descriptions plus content enrichment (One time charge per individual service agreement)	SEO	$350.00

Service Consultation outside of deliverable services	Internet Marketing	$90.00 Per Hour

1. CASH COMPENSATION. As compensation for Consultant’s promise to perform the Consulting Services, and subject to the terms and conditions of this Agreement, Company will pay Consultant as needed for services used, with a minimum of $625 per month.

2. EXPENSES. Consultant shall be reimbursed for all out-of-pocket expenses upon submission of receipts or accounting to the Company, including, but not limited to, all travel expenses, research material and charges, computer charges, long-distance telephone charges, facsimile costs, copy charges, messenger services, mail expenses and such other Company related charges as may occur exclusively in relation to the Company’s business as substantiated by documentation. Any expenditure above $500 will require oral or written pre-approval of the Company.

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